Exhibit 99.1

CONSULTING SERVICES AGREEMENT

This Agreement (the Agreement), dated as of the 2nd day of May, 2008

BETWEEN:

(1)	Flex Fuels Energy, Inc, having its place of business at 30 St Mary Axe, London, EC3A 8EP, United Kingdom (the Client); and

(2)	The ARM Partnership, 14 South Molton Street, London W1K 5QP, United Kingdom (the Consultant).

WHEREAS:

(A)	The Client has appointed the Consultant to provide the services and scope of work as detailed in Schedule A (the Services) and

(B)
The Consultant, having represented to the Client that it has the required professional skills and technical resources have agreed to provide the Services on the terms and conditions set forth in this Agreement.

1              GENERAL PROVISIONS

1.1           Definitions

Unless the context otherwise requires, the following terms whenever used in this Agreement have the following meanings:

Agreement means, this Agreement, including the Schedules hereto, as the same may be varied, supplemented or modified from time to time;

Applicable Law means the laws and any other instruments having the force of law in England as they may be issued and come in force from time to time;

Client means Flex Fuels Energy, Inc.;

Effective Date has the meaning given to it in Clause 2.1;

Parties mean both the Client and the Consultant;

Party means the Client or the Consultant, as the case may be;

Scope of Services has the meaning given to it in Schedule A Part (i);

Start Date has the meaning given in Clause 2.1;

Third Party means any person or entity other than the Client or the Consultant.

1.2           Relation between the Parties

Nothing contained herein shall be construed as establishing a relation of master and servant or of agent and principal as between the Client and the Consultant.

1.3           Law Governing Agreement

This Agreement, its meaning and interpretation, and the relation between the Parties shall be governed by the Applicable Law.

1.4           Language

This Agreement has been executed in the English language, which shall be the binding and controlling language for all matters relating to the meaning or interpretation of this Agreement.

1.5           Headings

The headings shall not limit, alter or affect the meaning of this Agreement. References to Clauses and Schedules are references to clauses and appendices in and of this Agreement.

1.6           Location

The Services specified in Schedule A hereto shall be performed at the principal place of business of the Consultant at the premises of the Client and at such other locations as the Client may reasonably request.

1.7           Authorised Representatives

Any action required or permitted to be taken, and any document required or permitted to be executed under this Agreement, in the case of the Consultant may be taken or executed on behalf of the Consultant or their designated representatives and in the case of the Client may be taken or executed or on behalf of the Client or his designated representative, as the case may be from time to time, by those named representatives set out in Clause 14.

2	COMMENCEMENT, COMPLETION, MODIFICATION AND TERMINATION OF AGREEMENT

2.1           Effectiveness of Agreement

This Agreement shall come into force and effect on 2nd May 2008 (the Effective Date).  The Consultant shall commence the Services on 2nd May 2008 (the Start Date).  The Client hereby undertakes to pay the Consultant the fees and reimburse expenditures incurred in respect of the Services provided from the Start Date, in accordance with and subject to the terms of Schedule B.

2.2           Expiration of Agreement

Unless terminated earlier for cause or pursuant to Clause 2.6, this Agreement shall continue until either party gives written notice of intention to terminate. Such written notice shall be for a period which shall in no circumstance be less than three months.

2.3           Entire Agreement and Conflict

This Agreement contains all covenants, obligations, undertakings and provisions agreed to by the Parties.  No agent or representative of either Party has authority to make, and the Parties shall not be bound by or be liable for, any statement, representation, promise or agreement not set forth herein.

2.4           Modification

Modification of the terms and conditions of this Agreement, including any modification of the scope of the Services, may only be made by written agreement between the Parties and shall not be effective until the consent of the Consultant and the Client has been obtained.

2.5           Force Majeure and Suspension

2.5.1        Definition

(a)
For the purposes of this Agreement, Force Majeure means an event which is beyond the reasonable control of a Party, and which makes a Party’s performance of its obligations hereunder impossible or impractical in the circumstances, and includes, but is not limited to, war, riots, civil disorder, earthquake, fire, explosion, storm, flood or other adverse weather conditions, strikes, lockouts or other industrial action (except where such strikes, lockouts or other industrial action are within the power of the Party invoking Force Majeure to prevent), confiscation or any other action by the Government or any agencies of the Government.

(b)
Force Majeure shall not include (i) any event which is caused by the negligence or intentional action of a Party or such Party’s agents or employees, nor (ii) any event which a diligent Party could reasonably have been expected to both (A) take into account at the time of the conclusion of this Agreement and (B) avoid or overcome in the carrying out of its obligations hereunder.

(c)	Force Majeure shall not include insufficiency of funds or failure to make any payment required hereunder.

2.5.2        No Breach of this Agreement

The failure of a Party to fulfil any of its obligations hereunder shall not be considered to be a breach of, or default under, this Agreement insofar as such inability arises from an event of Force Majeure, provided that the Party affected by such an event has taken all reasonable precautions with the objective of carrying out the terms and conditions of this Agreement to the extent reasonably possible.

2.5.3        Measures to be Taken

A Party affected by an event of Force Majeure shall take all reasonable measures to remove such Party’s inability to fulfil its obligations hereunder with a minimum of delay.

A Party affected by an event of Force Majeure shall notify the other Party of such an event as soon as possible, and in any event not later than fourteen (14) days following the occurrence of such event, providing evidence of the nature and cause of such event, and shall similarly give notice of the restoration of normal conditions as soon as possible.

The Parties shall take all reasonable measures to minimise the consequence of any event of Force Majeure.

2.5.4        Extension of Time

Any period within which a Party is required, pursuant to this Agreement, to complete any action or task shall be extended for a period equal to the time during which such Party was unable to perform such action or task as a result of Force Majeure.

2.5.5        Payments

During the period of its inability to perform the Services as a result of an event of Force Majeure, the Consultant shall be entitled to continue to be paid for any and all Services provided under the terms of this Agreement as well as to be reimbursed for additional costs reasonably and necessarily incurred by it during such period in providing the Services and in reactivating the Services after the end of such period.

2.5.6        Consultation

Not later than thirty (30) days after the Consultant, as the result of an event of Force Majeure, has become unable to perform a material portion of the Services, the Parties shall consult with each other with a view to agreeing on appropriate measures to be taken in the circumstances.

2.6           Termination

This Agreement will terminate at the end of the Term as set out in Clause 2.2 above or as set out in this Clause 2.6.1.

2.6.1        By the Client

The Client may, by not less than fifteen (15) days’ written notice of termination to the Consultant, such notice only to be given after the occurrence of any of the events specified in paragraphs (a) through (e) of this Clause 2.6.1, terminate this Agreement:

(a)
if the Consultant fails to remedy a failure in the performance of its obligations hereunder, as specified in a notice of suspension pursuant to Clause 2.6.1, within fifteen (15) days of receipt of such notice of suspension or within such further period as the Client may have subsequently approved in writing;

(b)
if the Consultant becomes insolvent or bankrupt or enters into any agreements with its creditors for relief of debt or takes advantage of any law for the benefit of debtors or goes into liquidation or receivership whether compulsory or voluntary;

(c)	if the Consultant fails to comply with any final decision reached as a result of arbitration proceedings pursuant to Clause 13.2;

(d)	if the Consultant submits to the Client a statement which has a material adverse effect on the rights, obligations or interests of the Client and which the Consultant knows to be false; or

(e)	if, as the result of Force Majeure, affecting the Consultant and the Consultant is unable to perform a material portion of the Services for a period of not less than sixty (60) days.

2.6.2        By the Consultant

The Consultant may, by not less than fifteen (15) days’ written notice to the Client, such notice to be given after the occurrence of any of the events specified in paragraphs (a) through (e) of this Clause 2.6.2, terminate this Agreement:

(a)
if the Client fails to pay any money due to and demanded by the Consultant pursuant to this Agreement and which is not subject to dispute pursuant to Clause 8, within thirty (30) days after receiving notice from the Consultant that such payment is overdue;

(b)
if the Client fails to remedy a failure in the performance of its obligations hereunder, as specified in a notice of suspension pursuant to Clause 2.6.2, within thirty (30) days of receipt of such notice of suspension or within such further period as the Consultant may have subsequently approved in writing;

(c)	if, as the result of Force Majeure, the Consultant is unable to perform a material portion of the Services for a period of not less than fifteen (15) days; or

(d)	if the Client fails to comply with any final decision reached as a result of arbitration pursuant to Clause 13.2.

(e)	if, as the result of Force Majeure, affecting the Client and the Client is unable to perform a material portion of the Services for a period of not less than sixty (60) days.

2.6.3        Cessation of Rights and Obligations

Upon termination of this Agreement pursuant to Clause 2.6, or upon expiration of this Agreement pursuant to Clause 2.2, all rights and obligations of the Parties hereunder shall cease, except (i) such rights and obligations as may have occurred on or prior to the date of termination or expiration, (ii) the obligation of confidentiality set forth in Clause 10 and (iii) any right which a Party may have under the Applicable Law.

2.6.4        Cessation of Services

Upon termination of this Agreement by notice of either Party to the other pursuant to Clause 2.6.1 or 2.6.2, the Consultant shall, upon delivery of such notice, or pursuant to the completion of the Term in Clause 2.2 take all necessary steps to bring those aspects of the Services which the Consultant has performed to a close in a prompt and orderly manner and shall make every reasonable effort to keep expenditures for this purpose to a minimum.

2.6.5        Payment upon Termination

Upon termination of this Agreement pursuant to Clauses 2.6.1 or 2.6.2, and as applicable Clause 2.2, the Client shall make the following payments to the Consultant:

(a)	all invoiced amounts in respect of Services performed by the Consultant prior to the date of termination;

(b)	reimbursable expenditures for expenditure actually incurred prior to the effective date of termination; and

(c)
except in the case of termination pursuant to paragraphs (a) through (d) of Clause 2.6.1, reimbursement of any reasonable costs incidental to the prompt and orderly termination of the Agreement including the cost of the return travel of the Consultant if not located at the Home Office.

2.6.6        Disputes about Events of Termination

If either Party disputes whether an event specified in Clause 2.6.1 or in Clause 2.6.2 has occurred, such Party may, within thirty (30) days after receipt of notice of termination from the other Party, refer the matter to arbitration pursuant to Clause 13.2, and this Agreement shall not be terminated on account of such event except in accordance with the terms of any resulting arbitral award.

3              OBLIGATIONS OF THE CONSULTANT

3.1           General

3.1.1        Standard of Performance

The Consultant shall perform the Services and carry out its obligations hereunder with diligence and efficiency and shall observe sound management and employ appropriate technology and methods.

3.1.2        Law Governing Services

The Consultant shall perform the Services in accordance with the Applicable Law.

3.2           Consultant not to Benefit from Commission, Discounts, etc.

The remuneration of the Consultant pursuant to Schedule B hereof shall constitute the Consultant’s sole remuneration in connection with this Agreement or the Services and the Consultant shall not accept for his own benefit any trade commission, discount or similar payment in connection with this Agreement or the Services or in the discharge of its obligations hereunder.

3.3           Liability of the Consultant

The Consultant shall be liable to the Client for the performance of the Services in accordance with the provisions of this Agreement and for any loss suffered by the Client as a result of a default of the Consultant in such performance, subject to the following limitations:

(a)	the Consultant shall not be liable for any damage or injury caused by or arising out of the act, neglect, default or omission of any persons other than the Consultant; and

(b)	the Consultant shall not be liable for any loss or damage caused by or arising out of circumstances over which the Consultant had no control.

The aggregate liability of the Consultant to the Client under this Agreement will not exceed an amount equivalent to the value of the Services.

4              REIMBURSEMENT FOR EXPENSES

The Consultant shall be reimbursed for all expenses incurred while performing the Services, provided, that such expenses, to the extent practicable, are incurred with the knowledge of, and are pre-approved by the Client.  Reimbursable expenses shall include but not be restricted to direct costs of any travel and associated expenses.  Reimbursable expenses shall include but not be restricted to direct costs of any travel and associated expenses. Unless pre-authorised air travel shall be economy class. Reimbursable expenses shall not include the Consultant's office overhead, computer equipment and other normal routine administrative expenses that the Consultant incurs in providing the Services.  The Consultant shall include with the invoice for expenses documentation supporting such invoices expenses.  All individual items greater than $US 25.00 and in the aggregate not greater than $250.00 per month shall be supported by receipts.  In lieu of actual daily hotel and cost of meals and laundry the Consultant may charge $150.00 per day for each night spent away from Consultants home base when on the business of the Client.

5              SUBMITTAL OF INVOICES

The Consultant shall submit invoices to the Client as set out in Schedule B, and such invoices shall be payable within fifteen (15) days of receipt of a correct invoice by the Client.  The Consultant may, at its discretion, invoice the Client at any time during the assignment for reimbursable expenses and such invoices shall be payable within 30 days of receipt by the Client.  Interest at UK Bank Base Rate + 4% may be charged on overdue accounts at the Consultants discretion.

6              INDEPENDENT CONTRACTOR

The Consultant will act as an independent contractor in the performance of the duties set forth in this Agreement, and shall have no authority to incur any obligations or liabilities on behalf of the Client, and shall not be deemed to be an agent of the Client.  The Client shall be solely responsible for determining the means and methods for performing the Services.

This Agreement does not oblige the Consultant to provide services exclusively to the Client always provided that such other services are not provided to a Third Party considered by Client to be a competitor.  For avoidance of doubt Consultant shall seek approval from Client.  Any such approval will not be unreasonably withheld.

7              TAXES

The Compensation for Services set out in Schedule B, unless otherwise specifically stated, excludes VAT and all sales taxes, charges and duties chargeable by any taxing authority having jurisdiction. These charges, including any withholding taxes, shall be recovered by the Consultant from the Client.  For the avoidance of doubt the Consultant is responsible for his own personal taxation on the Compensation received and this is not recoverable from the Client.

8              CONFIDENTIALITY

8.1	In consideration of the parties providing each other with, or allowing each other access to, information under this Agreement, it is hereby agreed as follows:

(i) The Consultant agrees to treat as confidential all information furnished to it by the Client and will not disclose any such information to a Third Party, other than a Statutory Authority with a right in the applicable law to demand such disclosure, without the express consent of the Client.

(ii) Except to the extent as required and necessary for the conduct of its business, the Client agrees to treat all information and opinions furnished to it by the Consultant, including presentations, opinions and reports, as confidential and will not disclose such information to any Third Party, other than a Statutory Authority with a right in the applicable law to demand such disclosure, without the prior consent of the Consultant.  While the Client may for the purposes of this exercise use information presented by the Consultant, such information shall remain the property of the Consultant.

Should either Party desire, and notify the other party in advance, the sub-clauses 8.1 (i) and (ii) also mean that the purpose or existence of the assignment shall be kept confidential.

The obligations of the Parties to hold information confidential shall not apply to such information which at the time of its disclosure is in the public domain, or subsequently comes into the public domain other than by a breach of this Agreement; or at the time of its disclosure is in the receiving party's lawful possession or subsequently is received from another party who is lawfully in possession thereof and not bound by any obligation of confidentiality.

The extent of these confidentiality provisions includes all information included in any proposal made by the Consultant to the Client and the contents of this Agreement.

No Party makes any representation or warranty as to the accuracy, quality or completeness of any information and no liability to any party or its representatives shall result from its use.

9              OBLIGATIONS OF THE CLIENT

9.1           Change in the Law

If, after the date of this Agreement, there is any change in law which increases the cost incurred by the Consultant or decreases the revenue earned by the Consultant in performing the Services, then the remuneration and reimbursable expenses otherwise payable to the Consultant under this Agreement shall be adjusted accordingly such that the Consultant is in the same position in which it would have been in had such change not occurred.

9.2           Payment

In consideration of the Services performed by the Consultant under this Agreement, the Client shall make to the Consultant such payments and in such manner as is provided by Schedule B.

9.3           Indemnification of the Consultant by the Client

The Client shall keep the Consultant, both during and after the term of this Agreement, fully and effectively indemnified against all losses, damage, injuries, deaths, expenses, actions, proceedings, costs and claims, including, but not limited to, legal fees and expenses suffered by the Consultant or any Third Party where such loss, damage, injury or death is the result of a wrongful action, negligence or breach of Agreement of the Client or its employees or agents.

10           OFFICIALS NOT TO BENEFIT

No monies or other valuable consideration shall be knowingly used, directly or indirectly, to influence, improperly or unlawfully any decision or judgement of any official or any government or of any subdivision, agency or instrument thereof in connection with the subject matter of the Agreement or in connection with any contracts or dealings with third parties associated with the Services and which the Consultant might reasonably have been expected to be aware of.  The Consultant agrees that it shall conduct its activities in accordance with all applicable laws, rules, orders and regulations of governmental and regulatory authorities having jurisdiction.

11           NO CONSEQUENTIAL DAMAGES

Notwithstanding the provisions of Article 3.3, in no event shall any Party have any liability to any other Party or its affiliates or subcontractors for any special, indirect, exemplary, punitive or consequential loss or damage (including damages or claims in the nature of lost revenue, income, profits or investment opportunities) and each Party hereby releases and indemnifies the other Party from any such claimed liability.

12            SETTLEMENT OF DISPUTES

12.1        Amicable Settlement

The Parties shall use their reasonable endeavours to settle amicably all disputes arising out of or in connection with this Agreement or the interpretation thereof.

12.2        Right to Arbitration

Any dispute between the Parties as to matters rising pursuant to this Agreement which cannot be settled amicably within ninety (90) days after receipt by one Party of the other Party’s request for such amicable settlement, shall at the option of either Party be referred to arbitration of a single arbitrator to be agreed by the Parties or failing agreement to be nominated by the President of the Chartered Institute of Arbitrators, London, or his nominee, in accordance with and subject to the provision of rules for the time being and from time to time of the London Court of International Arbitration.  Such arbitration shall be held in London, England and the proceedings conducted in English.  The arbitral award shall be final and binding on both Parties, and the Parties hereby agree to waive, insofar as they are able to, all rights of appeal in respect of such arbitral award.  The performance of the legal services and obligations under this Agreement shall continue during the proceedings of arbitration.

13           ASSIGNMENT

13.1
None of the Parties may assign its rights or obligations hereunder without the prior written consent of the other Party, except that the Client may assign its rights and obligations hereunder to any affiliate or to any joint venture or any other entity in which the Client or any affiliate of either is a participant.

14           NOTICES

14.1
Any notice, request or consent required or permitted to be given or made pursuant to this Agreement shall be in writing and copied by email.  Any such notice, request or consent shall be deemed to have been given or made when delivered in person to an authorised representative of the Party to whom the communication is addressed, or when sent by registered mail or facsimile or by email to such Party at the following address:

For the Client:                       Flex Fuels Energy Inc.
30 St Mary Axe, London, EC3A 8EP, United Kingdom
Attention: Brian Barrows
E-Mail: brian.barrows@flexfuelsenergy.com

For the Consultant:              The ARM Partnership
3rd Floor, 14 South Molton Street, London, W1K 5QP, United Kingdom
Attention: Robert Galvin
E-Mail: rdgarm@gmail.com

14.2         Notices will be deemed to be effective as follows:

(a)           in the case of personal delivery or registered mail, on delivery;

(b)
in the case of facsimiles, one business day (being a day on which banks are open for business in London, excluding weekends and public holidays in the United Kingdom) following receipt of confirmed transmission and

(c)	in the case of email when sent.

14.3	A Party may change its address for notice hereunder by giving the other Party notice of such change pursuant to this Clause 14.

IN WITNESS WHEREOF, the Parties hereto caused this Agreement to be executed in one or more counterparts, attested by the hands of their proper officers duly authorized in that behalf as of the date first written above.

Flex Fuels Energy Inc. (the Client)                                         The ARM Partnership (the Consultant)

s. Tom Barr                                                                                 s. Robert Galvin

By:  Tom Barr                                                                             By: Robert Galvin

Title: Director                                                                             Title: Partner

Schedule A

Scope of Services

i.	SERVICES

The Consultant’s principal activities will be fulfil the office of Chief Financial Officer not as a board member and to provide Services as may be necessary to support the Client in connection with oversight of compliance including (i) ensuring that the internal accounts function prepares financial statements on a timely and accurate basis in accordance with applicable GAAP and reviewing the same; (ii) reviewing and helping to prepare regular SEC filings including 8K, 10K and 10Q filings and ensuring that a disciplined timetable is adhered to by attorneys, auditors and the board, by coordinating the process; and (iii) dealing with securities counsel and auditors in relation to routine SEC filings and questions.

Where additional services are required, outside of the scope of services set out above, for example providing quasi-executive involvement at board level and playing a key role in Corporate Finance transactions including due diligence and transaction compliance reporting, the Consultant reserves the right to determine the scope of these services in a separate engagement letter, and which may involve different individuals from within the ARM Partnership.

ii.	JOB DESCRIPTION

Financial and Corporate advice and activities relative to the corporate operations, governance, compliance and related documentation for the Client and fulfilment of the office of Chief Financial Officer not as a board member.

iii.	REPORTING STRUCTURE

Reports to the Chief Executive Officer of the Client.

Schedule B

Compensation for Services

i.	Fees

The Consultant will charge and be paid a fee of US$5,000 per calendar month (pro rata for any part month) for the Services as provided by Robert Galvin or any other equally qualified person provided by the Consultant and acceptable, in sole discretion, to the Client.

The consultant will provide such time as may be determined by the Client on a priority basis as necessary to perform the Services required.

For any services performed by any other consultant employed by the Consultant an appropriate fee will be agreed in advance.

ii.	Payment Terms
The Client will pay the fee and expenses in accordance with the terms in Clause 5 of this Agreement.

iii.	The Consultant will invoice as follows:
The Consultant will invoice the client monthly promptly after the end of each month.